Exhibit 10.4(a)

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT is made between PGI ENERGY FUND I SERIES-2010, INC., a Texas corporation (the “Company”) and Arael Doolittle (“Executive”), and collectively known as the “the Parties, to become effective as of November 17, 2010 (the “Effective Date”).

RECITALS

WHEREAS on June 15, 2010, the Parties entered into an Employment Agreement wherein the Company agreed to employ and the Executive agreed to accept such employment upon the terms and conditions set forth therein.

WHEREAS, on November 17, 2010, the Parties agree and approve this Amendment to said Agreement under which the Parties will agree to obligate and bind themselves.

WHEREAS, The Parties agree to the following terms and conditions and expressly agree that the following terms and conditions only are amended. All remaining portions of the Employment Agreement not specifically Amended herein remain unaltered. If any of the following terms and conditions conflict with any of the terms and conditions of the Employment Agreement, then, notwithstanding any term in the Agreement, the following terms and conditions govern and control the rights and obligations of the parties.

NOW, THEREFORE, said Agreement is amended as follows:

1. Paragraph 3.(c) Incentive Stock Option Plan is deleted and is amended to read as follows:

3.(c) Incentive Stock Option Plan Executive shall be entitled to participate in the Company’s Long-Term Incentive Plan. Following the execution of this Agreement, the Company shall take all actions necessary to issue to Executive an Unregistered Stock award under the Long-Term Incentive Plan of 5,000,000 shares of common stock.

2. Paragraph 15 is added to read:

15. Acknowledgment.

The Parties hereby Acknowledge and Agree that the Employment Agreement is not enforceable unless and until the Company receives funding under the Subscription Agreement with Heffernan Capital Management Co., Ltd.

Amendment to Executive Employment Agreement	page 1

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first set forth above.

EXECUTIVE:

//SS: Arael Doolittle
Arael Doolittle

THE COMPANY:

PGI ENERGY FUND I SERIES-2010, INC.

//SS: Marcellous McZeal
By: Marcellous McZeal

Its: Chief Executive Officer

Amendment to Executive Employment Agreement	page 2